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Exhibit 99.2

BLACK WARRIOR WIRELINE CORP.

ACCEPTANCE:
CONFIRMATION, ACKNOWLEDGMENT, AGREEMENT AND CONSENT

Effective October 31, 2004

#	NAME OF HOLDER:	PRINCIPAL AMOUNT OF NOTE:

2	SJMB LP c/o Mr. Jim Harrison The St. James Companies 4299 San Felipe, Suite 120 Houston, Texas 77027	$1,000,000

The undersigned (herein called “Holder”) is the holder of that certain Convertible Promissory Note (the “Note”) in the original principal amount set forth above, made by Black Warrior Wireline Corp. (the “Company”) as one of a series of notes issued during the period December 1999 through February 2000 (the “1999 Notes”). The Note was issued pursuant to that certain Agreement for Purchase and Sale dated December 17, 1999 (the “Purchase Agreement”), and the related Borrower Security Agreement dated December 17, 1999 (the “Security Agreement”). The Note is subject to that certain Subordination Agreement made as of September 14, 2001 among General Electric Capital Corporation, Holder, and the holders of other subordinated debt of the Company (as heretofore amended, the “2001 Subordination Agreement”), a copy of which is attached hereto. Under the 2001 Subordination Agreement, among other things, the Note is subordinated to the Company’s indebtedness owing to General Electric Capital Corporation (“GECC”), our senior secured lender, pursuant to a credit facility entered into September 2001, which currently expires on November 15, 2004 (the “Current Credit Facility”). The Company is currently seeking an extended, refinanced, renewed, replacement or refunded senior debt facility, encompassing a senior secured revolving line of credit and senior secured term loan, which is referred to in this document as a “2004 Credit Facility.” This is more fully described in a Solicitation Statement dated October 12, 2004, which accompanies this Acceptance and the receipt of which you hereby acknowledge.

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To facilitate the Company’s efforts to obtain and close on the 2004 Credit Facility, the Holder hereby:

•	confirms, acknowledges, agrees and consents that, from and after the effectiveness of the 2004 Credit Facility, the indebtedness evidenced by the 1999 Notes and the liens at any time securing the repayment thereof shall be and remain at all times thereafter junior and subordinate to the indebtedness at any time outstanding under the 2004 Credit Facility and the liens at any time securing the repayments thereof, all in accordance with the terms of the 2001 Subordination Agreement, which shall be and remain in full force and effect;

•	agrees that the maturity date of each 1999 Note of Holder is hereby extended to the date that is ninety (90) days after the maturity date of the 2004 Credit Facility (which maturity date shall be as set forth in the definitive documentation evidencing the 2004 Credit Facility and may be up to five years after the effective date of the 2004 Credit Facility); and

•	confirms, acknowledges, agrees and consents to execute and deliver at the Company’s request such other and additional confirmations, acknowledgments, consents and other writings (including a replacement promissory note) as may be requested confirming the foregoing in connection with the Company’s negotiation, execution and delivery of the definitive documents relating to the 2004 Credit Facility and the closing of that transaction; provided, that the Holder agrees and acknowledges that no additional writing shall be necessary to evidence the foregoing confirmations, acknowledgements and agreements made by Holder herein.

Subject to the above, all other provisions of the Note shall remain in full force and effect, including without limitation, the accrual of interest due thereon and the conversion rights granted by Article IV thereof.

As consideration for the foregoing confirmations, acknowledgments, agreements and consents, and subject to the closing of the 2004 Credit Facility, the Company agrees to extend the expiration date of the following warrants to purchase common stock held by the Holder as follows:

Warrant Description	Original Expiration Date	Revised Expiration Date

Warrant dated December 17, 1999 at an exercise price of $0.75 per share	December 31, 2004	December 31, 2009
Warrant dated March 31, 2002 at an exercise price of $0.75 per share	March 31, 2007	December 31, 2009
Warrant dated March 31, 2003 at an exercise price of $0.75 per share	March 31, 2008	December 31, 2009
Warrant dated March 31, 2004 at an exercise price of $0.75 per share	March 31, 2009	December 31, 2009

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The Holder hereby waives any defaults currently existing under the Note, the Purchase Agreement, and the Security Agreement.

This Acceptance is granted for the purpose of facilitating the Company’s efforts to enter into the 2004 Credit Facility. In the event the Company has not entered into the 2004 Credit Facility on or before March 31, 2005, this Acceptance shall be null, void and of no effect.

     Executed effective October 31, 2004.

HOLDER:
__________________________________________

COMPANY:
BLACK WARRIOR WIRELINE CORP.

__________________________________________
William L. Jenkins
President